EXHIBIT 10.60
FIRST CLARIFYING AMENDMENT TO SHARE PURCHASE AGREEMENT
          THIS FIRST CLARIFYING AMENDMENT TO SHARE PURCHASE AGREEMENT (this “First Amendment”) is made and entered into to be effective as of October 1, 2006, by and among En Pointe Technologies, Inc., a Delaware corporation (“Purchaser”) and Omar Saeed and Arif Saeed (the “Shareholders”), joint owners of the entire shareholdings of Ovex Technologies (Pvt.) Limited and Ovex Technologies Pakistan Limited, both companies incorporated under the laws of Pakistan (the “Companies”).
R E C I T A L S
          WHEREAS, the Shareholders, the Companies and Purchaser executed a SHARE PURCHASE AGREEMENT (the “Agreement”) for 70% of the shareholdings of the Companies; and,
          WHEREAS, Shareholders, the Companies and Purchaser have now agreed to clarify and amend the understandings regarding the closing of the transaction.
          NOW, THEREFORE, the parties agree to clarify and amend the Agreement in the manner set forth herein. In all other respects the Agreement remains the same.
I. Paragraph 2.1 of the Agreement is replaced by the following new paragraph 2.1:
          2.1 Closing. The Closing shall take place, either physically or via electronic exchange, at the offices of Purchaser or at such other location as Purchaser may designate, as soon as practicable following satisfaction or waiver of all of the conditions to the obligations of the parties to consummate the transactions contemplated hereby in accordance with this Agreement, on or before October 9, 2006 or at such other time, place and date as is mutually agreed to by the parties hereto. The date of the Closing is referred to in this Agreement as the “Closing Date.” The parties agree that the effective date of the transaction shall be October 1, 2006.
          IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed, and this First Amendment has been executed and delivered, all as of the date first above written.

EN POINTE TECHNOLOGIES, INC.		Ovex Technologies Private Limited Ovex Technologies Pakistan Limited

By:	/s/ Javed Latif	By:	/s/ Omar Saeed

/s/ Arif Saeed

1